SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                             AND ESCROW AGREEMENT


     This Second Amendment to Agreement and Plan of Merger and Escrow Agreement (this "Second Amendment") is dated as of October 31, 1997, and is by and among El Chico Holding Company, L.P., a limited partnership formed under the laws of the State of Texas ("Parent"), El Chico Acquisition, Inc., a corporation formed under the laws of the State of Texas and a wholly-owned subsidiary of Parent ("Sub"), and El Chico Restaurants, Inc., a corporation formed under the laws of the State of Texas (the "Company").

                            Recitals

     Parent, Sub, and the Company entered into that certain Agreement and Plan of Merger, dated as of September 23, 1997 (the "Agreement").

     Parent, Sub, and the Company entered into the First Amendment to Agreement and Plan of Merger, dated as of October 23, 1997 ("First Amendment").

     Parent, Sub, and the Company desire to further amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, the agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. Section 11.1(j) of the Agreement is amended to read in its entirety as follows:

     "(j) by Parent, if on or before the earlier of January 31, 1998 or the Closing Date, Parent shall not have received either (i)(x) a commitment to purchase certain improved real properties of the Company for a consideration of not less than $25.6 million and (y) a financing commitment from a reliable financial institution in the principal amount of not less than $35 million bearing interest at an annual rate not to exceed
       11 1/2% with repayment amortized over not less than 7 years, or
       (ii) a financing commitment from a reliable financial institution in the principal amount of not less than $58 million bearing interest at an annual rate not to exceed 11 1/2% with repayment amortized over not less than 7 years to effect the Merger and the transactions contemplated by this Agreement, refinance certain existing indebtedness of the Company and pay related fees and expenses; such commitments or commitment being on terms and conditions reasonably satisfactory to Parent and Sub. In the event Parent terminates this Agreement on or before the earlier of January 31, 1998 at 11:59 p.m. C.S.T. or the Closing Date pursuant to the provisions of this Section 11.1(j), upon such termination, the Company shall only be entitled to receive $500,000 of the fund deposited by Parent pursuant to the Escrow Agreement entered into between the parties pursuant to Section 9.15 hereinabove."

  2. Paragraph 5 of the First Amendment is rendered moot by the amendment to Section 11.1(j) made herein.

  3. The terms of this Second Amendment shall supersede all inconsistent terms of all prior or contemporaneous written or oral agreements between the Company and any or all of Parent, Sub and/or Cracken, Harkey & Co., L.L.C., including, but not limited to, the terms of the Agreement, the terms of the First Amendment, and the terms of the Escrow Agreement, or both.



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     IN WITNESS WHEREOF, Parent, Sub, and the Company have caused this
  Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              El Chico Holding Company, L.P.

                              By:  Cracken, Harkey, Street & Co.,
                                     L.L.C.
                                   General Partner

                              By:  /s/John D. Harley, Jr.
                                  -----------------------------
                                   John D. Harkey, Jr.
                                   Manager


                              El Chico Acquisition, Inc.

                              By: /s/John D. Harkey, Jr.
                                  -------------------------------
                                  John D. Harkey, Jr.
                                  President


                              El Chico Restaurants, Inc.

                              By:  /s/Wallace A. Jones
                                   ------------------------------
                                   Wallace A. Jones
                                   President and Chief Executive
                                   Officer